UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40792	90-1096644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Lancaster Ave #336, Wayne, PA 19087

(Address of Principal Executive Offices, and Zip Code)

(202) 430-6576

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BTCS	The Nasdaq Stock Market (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on May 15, 2026, the Board of Directors of BTCS Inc. (the “Company”) approved a maximum permitted loan-to-value ratio (“LTV”) of 50% (the “LTV Cap”) applicable to the Company’s borrowings under the AAVE protocol, a decentralized finance lending protocol (the “AAVE Protocol”), and removed all other restrictions on the amount that may be borrowed under the AAVE Protocol, subject to the LTV Cap. The Company actively manages its AAVE Protocol borrowing position, including its LTV, collateral composition, and liquidation risk, on an ongoing basis in light of prevailing market conditions.

On August 21, 2026, in connection with this ongoing management of its AAVE Protocol position, the Company borrowed an additional $10.0 million USDT from AAVE, bringing total borrowings on AAVE to approximately $53.0 million. The total AAVE borrowing: (i) is collateralized by approximately 46,531 Ethereum (ETH) with an approximate value of $112.6 million based on an ETH price of $2,420, and (ii) has no fixed maturity date but is subject to liquidations or partial liquidations if the health factor (“HF”) falls below one. The HF is calculated by taking the total value of the ETH collateral, multiplying it by its liquidation threshold (approximately 80% for ETH), and then dividing that result by the total value of the borrowed assets.

The loan carries a variable interest rate set by AAVE’s smart contract, which adjusts based on market conditions and is published at aave.com. At the time of the additional borrowing, the interest rate was approximately 3.98% per annum.

The proceeds from the loan were used to acquire additional ETH and USDC, which was deployed into liquidity pools through the Company’s Imperium business.

The Company believes its activities under the AAVE Protocol are part of the Company’s ordinary course of business. As a result, the Company does not believe it is required to file a Current Report on Form 8-K each time it borrows funds under the AAVE Protocol. The Company will update its disclosure from time to time as it deems appropriate.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date: August 25, 2026	By:	/s/ Charles W. Allen
	Name:	Charles W. Allen
	Title:	Chief Executive Officer